UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2012
(Date of earliest event reported)

Kimco Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-10899	13-2744380
(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road, New Hyde Park, NY	11042-0020
(Address of Principal Executive Offices)	(Zip Code)

(516) 869-9000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 17, 2012, Kimco Realty Corporation (the “Company”) entered into a new $400 million unsecured term loan credit facility, pursuant to a Credit Agreement, dated as of April 17, 2012 (the “Credit Agreement”), among the Company, the several banks, financial institutions and other entities from time to time parties to the Credit Agreement, PNC Bank, National Association, a national banking association, as administrative agent, and the other parties thereto.

Interest on borrowings under the Credit Agreement accrues at a spread (currently 1.05%) to LIBOR or, at the Company’s option, a spread (currently 0.05%) to the base rate defined in the Credit Agreement, and in each case fluctuates in accordance with changes in the Company’s senior debt ratings.

The credit facility is scheduled to expire on the second anniversary of the date of the Credit Agreement, with three one-year extension options to extend the maturity date at the Company's discretion to April 17, 2017. Pursuant to the terms of the Credit Agreement, the Company, among other things, is subject to covenants requiring the maintenance of (i) maximum indebtedness ratios and (ii) minimum interest and fixed charge coverage ratios.

The Company borrowed $400 million under the Credit Agreement on April 17, 2012, and intends to use the proceeds for general corporate purposes, including the repayment of upcoming debt maturities.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description

10.1
Credit Agreement, dated as of April 17, 2012, among Kimco Realty Corporation, a Maryland corporation, the several banks, financial institutions and other entities from time to time parties to the Credit Agreement, Regions Bank, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Syndication Agents, Citibank, N.A. and U.S. Bank National Association, Documentation Agents and PNC Bank, National Association,

a national banking association, as administrative agent for the Lenders thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: April __, 2012	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title: Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description

10.1
Credit Agreement, dated as of April 17, 2012, among Kimco Realty Corporation, a Maryland corporation, the several banks, financial institutions and other entities from time to time parties to the Credit Agreement, Regions Bank, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Syndication Agents, Citibank, N.A. and U.S. Bank National Association, Documentation Agents and PNC Bank, National Association, a national banking association, as administrative agent for the Lenders thereunder